Exhibit 99.1

OPT-SCIENCES CORPORATION

Cinnaminson, New Jersey	Contact: Anderson L. McCabe
November 30, 2012	Tel: 856-829-2800

Opt-Sciences Corporation (the "Company") today announced that on November 28, 2012, the Board of Directors declared a special dividend of $0.65 per share payable on December 21, 2012 to shareholders of record on December 10, 2012. In declaring this special dividend, the Board in its regular review of cash needs of the Company from time to time, and based on results of operations, financial condition and capital expenditure plans, as well as such other factors as the Board of Directors may consider relevant, determines on an annual basis whether to declare a dividend.

Anderson L. McCabe, President and CEO of Opt-Sciences Corporation, stated, "We are very pleased to be in a position to pay a dividend to the shareholders. The timing of the special dividend is intended to secure for the shareholders the benefits of the soon to be expiring current dividend tax treatment. The Company continues to have adequate liquidity to meet its operating expenses and capital investment."

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words "believes", "expects", "intends", "plans", "anticipates", "hopes", "likely", "will", and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such.forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.